Exhibit 10.3

STOCKERYALE, INC.

AMENDMENT NO. 1 TO SENIOR PROMISSORY NOTE

This Amendment No. 1 (this “Amendment”), dated August 26, 2005, is by and between StockerYale, Inc., a Massachusetts corporation (the “Company”), and Eureka Interactive Fund Limited (“Holder).

WHEREAS, on or about May 12, 2005, the parties hereto entered into a transaction whereby the Holder made a loan to the Company in the amount of $1,500,000 (the “Loan”);

WHEREAS, in consideration of the Loan, the Company issued a Senior Promissory Note (the “Note”) to the Holder, with a maturity date of September 12, 2005 (the “Maturity Date”) and interest accruing at 10% per year; and

WHEREAS, the parties hereto wish to amend the Note to redefine the Maturity Date to be December 31, 2005.

NOW, THEREFORE, the parties hereby agree that the Maturity Date as defined in the Note shall be amended to be December 31, 2005. Except as is otherwise provided in this Amendment, the Note shall continue in full force and effect, in accordance with its terms.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

STOCKERYALE, INC.

By:	/s/ Mark W. Blodgett
Name:	Mark W. Blodgett
Title:	Chief Executive Officer

EUREKA INTERACTIVE FUND LIMITED

By:	/s/ Illegible
Name:
Title: